Exhibit 99.5

ENERGEN®

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by Internet or telephone must be received by 11:59 p.m. Central Time on [____], 2018. ([_____], 2018 for Employee Savings Plan Participants)

Vote by Internet

- Go to **www.investorvote.com/EGN**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends that you vote FOR Proposals 1 and 2.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger, dated August 14, 2018, by and among Diamondback Energy, Inc., Sidewinder Merger Sub Inc. and Energen Corporation (as it may be amended from time to time, the "Merger Agreement")	☐	☐	☐
2. To approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to Energen Corporation's named executive officers that is based on or otherwise relates to the merger contemplated by the Merger Agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

02WQ9C

NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS. If you are a participant in the Energen Corporation Employee Savings Plan (the "Plan") you have the right to direct the Trustee under the Plan how full shares of Energen Corporation's Common Stock allocable to your account under the Plan as of [__________], 2018, should be voted at the Special Meeting of Shareholders of Energen Corporation. Energen Corporation's stock transfer agent, Computershare, will forward your instructions to the Vanguard Fiduciary Trust Company, Trustee of the Plan. If directions are not received by the transfer agent on or before [__________], 2018, you will be treated as directing the Plan's Trustee to vote your shares in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.
The Proxy Statement, Notice of Meeting and Annual Report are available at:
[__________________]

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ENERGEN®

Proxy — ENERGEN CORPORATION

Special Meeting of Shareholders — [__________], 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James T. McManus, II and John K. Molen, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote all the shares of Energen Corporation Common Stock which the undersigned is entitled to vote at the Special Meeting of Shareholders of Energen Corporation to be held [__________], 2018, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting, upon all matters that may properly come before the Special Meeting. **This proxy will be voted in accordance with the specific indications on the other side. In the absence of such indications, this proxy will be voted FOR Proposals 1 and 2.** The proxies are authorized to vote in their discretion upon such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

(Continued and to be marked, dated and signed, on the other side)